Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 No. 333-224924; Form S-8 No. 333-211643; Form S-8 No. 333-211642; Form S-8 No. 333-196263; Form S-8 No. 333-181710; Form S-8 No. 333-167015; Form S-8 No. 333-156538; Form S-8 No. 333-145291; and Form S-8 No. 333-116697) pertaining to the Amended and Restated 2014 Omnibus Incentive Plan, Amended and Restated 2004 Employee Stock Purchase Plan, and the 2004 Equity Incentive Plan of Assertio Therapeutics, Inc. (formerly known as Depomed, Inc.) of our reports dated February 28, 2018, with respect to the consolidated financial statements and schedule of Depomed, Inc. and the effectiveness of internal control over financial reporting of Depomed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

August 15, 2018